CODE OF ETHICS
                                  August 2011

A primary duty of all directors, officers and employees of Brookfield Investment Management Inc. (the "Adviser") and its affiliated companies, when dealing with investment advisory clients, is to conduct themselves in conformance with the highest ethical standards. Thus, no director, officer or employee of the Adviser will be permitted to engage in any activity that could result in an actual, potential, or perceived conflict of interest, and must avoid any action that may be perceived as a breach of trust.

The Adviser has determined to adopt this Code of Ethics (the "Code") to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 204A-l of the Investment Advisers Act of 1940 ("Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 ("Investment Company Act"). (1)


          A. DEFINITIONS

            1. An "Access Person" means (i) any Trustee, Director, Officer or Advisory Person (as defined below) of the Adviser or of any company in a control relationship to the Adviser or (ii) any Trustee, Director, Officer or Advisory Person of the Adviser who, with respect to Advisory Clients (as defined below), makes any recommendation or participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Advisory Clients or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such Adviser to the Advisory Clients or (iii) any Trustee, Director, Officer or Advisory Person of the Adviser who has access to information regarding the portfolio holdings of any reportable fund (as defined below).

            2. An "Advisory Client" means any individual, group of individuals, partnership, trust or company, including a registered investment company, for whom the Adviser acts as an investment adviser.

            3. An "Advisory Person" means any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Advisory Clients or obtains information regarding the portfolio holdings of any reportable


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(1) Each registered investment company (each, a
"Fund," and together, the "Funds") managed by the Adviser has adopted this Code of Ethics, which includes the Wrapper to the Code of Ethics beginning on page
15. The disinterested directors/trustees of the Funds are subject to the Wrapper to this Code of Ethics.


                  fund, or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Adviser who obtains information regarding the purchase or sale of securities or information regarding the portfolio holdings of any reportable fund.

            4. A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Advisory Clients.

            5. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to and does file quarterly reports with any investment adviser, sub-adviser, administrator or the principal underwriter substantially in conformity with Rule 17j-l of the Investment Company Act or Rule 204A-l of the Advisers Act, provided however, that the Chief Compliance Officer of any investment adviser, sub-adviser, administrator, or the principal underwriter shall (i) file an annual certification with the Adviser stating that such entity has adopted or approved the continuation of its Code of Ethics, substantially in the form that was provided to the Adviser's Board of Directors at the time when the Adviser's Code of Ethics was adopted; and (ii) notify the Adviser's Chief Compliance Officer of any violation of such entity's Code of Ethics upon actual knowledge by such Chief Compliance Officer that a violation had occurred. The Adviser's Chief Compliance Officer shall report any such violations to the Adviser's Board of Directors in accordance with the provisions of this Code of Ethics.

            6. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-l(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934. Beneficial Ownership is interpreted to include any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares a direct or indirect pecuniary interest in the security. The term "pecuniary interest" in securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. It is not relevant whether such securities are registered or standing on the books of the issuer in the name of such person or some other person. Thus, for example, securities held for a person's benefit in the names of others, such as nominees, trustees and other fiduciaries, securities held by any partnership of which a person is a partner, and securities held by any corporation which is controlled by a person (directly or through intermediaries), would be deemed to be beneficially owned by said person. Similarly, beneficial ownership is presumed regarding securities and accounts held in the name of a spouse, a domestic partner, a minor child, or an immediate family member living in the same household or substantially dependent on such person for support. In some


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                  cases a fiduciary, such as a trustee, may have beneficial
                  ownership by having or sharing voting or investment power with respect to such securities even if such person does not have a financial interest in the securities.

            7. The "Chief Compliance Officer" is the person designated by the Adviser's Board of Directors to monitor the overall compliance with this Code. In addition, the Chief Compliance Officer will provide preclearance of any personal security transaction as required by this Code of Ethics.

            8. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Investment Company Act.

            9. "Infrastructure Securities" means Securities of publicly-traded companies principally engaged in the infrastructure industry. A company is considered to be principally engaged in the infrastructure industry if, in the opinion of the Adviser, at least 50% of its revenue, or at least 50% of the market value of its assets, is attributable to the ownership, construction, management or sale of infrastructure assets, which may include toll road and bridge owners/operators; airport owners/operators; seaport owners/operators; transmission, distribution and storage (oil, gas, electricity) companies; timber companies; owners/operators of communications/data satellites, towers and networks. The definition of Infrastructure Securities shall be interpreted in light of any current prospectus of a fund in effect at the time of any proposed transaction.

            10. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

            11. "Real Estate Securities" means Securities of publicly-traded companies principally engaged in the real estate industry. A company is considered to be "principally engaged in the real estate industry" if, in the opinion of BIM, at least 50% of its revenue, or at least 50% of the market value of its assets, is attributable to the ownership, construction, management or sale of residential, commercial or industrial real estate. Companies principally engaged in the real estate industry may include, among others, equity and mortgage real estate investment trusts (REITs), real estate operating companies (REOCs), real estate master limited partnerships, real estate brokers and developers, and commercial mortgage backed securities (CMBS) and other types of real estate collateralized debt obligations (CD Os) or real estate asset backed securities. The definition of Real Estate Securities shall be interpreted in light of any current prospectus of a fund in effect at the time of any proposed transaction.

            12. "Security" shall have the meaning as set forth in Section 2(a)(18) of the Advisers Act (in effect, all securities), except that it shall not include securities issued by the U.S.


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                  Government (or any other "government security" as that term is defined in the Investment Company Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Board of Directors of the Adviser and shares of registered open-end investment companies, other than reportable funds.

            13. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          B. STATEMENT OF GENERAL PRINCIPLES

       The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

       Each Access Person shall adhere to the highest ethical standards and shall:

            1. at all times, place the interests of the Advisory Clients before his personal interests;

            2. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

            3. not take any inappropriate advantage of his position with or on behalf of the Advisory Clients.

C. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1. Prohibited Purchases and Sales

               (a) No Access Person shall purchase or sell, directly or indirectly, any Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale is being considered for purchase or sale by or for any such Advisory Client.

               (b) The Chief Compliance Officer or his designee may grant waivers of the prohibitions or limitations of the foregoing upon prior written application by an Access Person, if a determination can be made that the Access Person's proposed transaction is reasonable and not harmful to or otherwise affecting any Advisory Client's interests or the market for such Security. In reaching such a determination, the time


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                     period between transactions, the normal trading volume for the Security and the respective size of the transactions of the Advisory Client(s) and Access Person shall be considered.

               (c) Notwithstanding anything contained in this Section C.1 to the contrary, from and after the date of this Code, no Access Person shall acquire any direct or indirect beneficial ownership in any Real Estate Securities or Infrastructure Securities. If however, as of the date of this Code, an Access Person holds any Real Estate Securities or Infrastructure Assets, such Access Person may dispose of such Securities upon the prior written approval of the Chief Compliance Officer or his designee. Approval of dispositions of these types of Securities will be granted only in extraordinary circumstances which will be assessed on a case-by-case basis.

               (d) Brookfield Asset Management Inc. Exception. Brookfield Asset Management Inc. ("BAM") securities are generally considered "Real Estate Securities" by this Section and therefore are subject to the restrictions of this Section. However, for purposes of this Section, the BAM shares, and any other BAM-related shares, shall be considered as "Securities" and not "Real Estate Securities."

2. Initial Public Offerings

            Access Person shall obtain prior written approval from the Chief Compliance Officer or his designee prior to acquiring beneficial ownership in any security in an initial public offering for his or her personal account. No Access Person shall obtain beneficial ownership of any Mortgage REITS in an initial public offering.

3. Private Placements

            With regard to private placements, each Access Person shall:

               (a) obtain express prior written approval from the Chief Compliance Officer or his designee (who, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Advisory Clients, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Advisory Clients) before obtaining beneficial ownership of securities in a private placement; and

               (b) after authorization to acquire securities in a private placement has been obtained, disclose such investment with respect to any subsequent consideration by the Advisory Clients for investment in that issuer.


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            Any express prior written approval received from the Chief
            Compliance Officer shall be valid only on the day on which it was issued. If the Advisory Clients decide to purchase securities of an issuer, the shares of which have been previously obtained for personal investment by an Access Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

4. Exempted Transactions

            The prohibition of Section C shall not apply to:

               (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

               (b) purchases or sales that are non-volitional on the part of the Access Person or the Advisory Clients, including mergers, recapitalizations or similar transactions;

               (c) purchases which are part of an automatic dividend reinvestment plan;

               (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               (e) purchases and sales that receive prior approval in writing by the Chief Compliance Officer as (a) only remotely potentially harmful to the Advisory Clients because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Advisory Clients or (c) not representing any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Chief Compliance Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Advisory Clients.

               (f) Funds, Employee Benefit Plans and Private Investment Vehicles. Purchases or sales effected for any account of an employee benefit plan or private investment vehicle, such as limited partnerships or limited liability companies, in which any Access Person is among the investors, provided such purchases or sales are made in accordance with the Adviser's aggregation policies.


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               (g)   Systematic Investment Plan. Purchases effected through a
                     systematic investment plan involving automatic investment of a predetermined amount on predetermined dates, provided such plan receives the prior written approval of the Chief Compliance Officer or his designee.

        D. COMPLIANCE PROCEDURES

1. Preclearance Procedures

            An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

               (a) such purchase or sale has been precleared and approved by the Chief Compliance Officer or his designee;

               (b) the approved transaction is completed on the same or next business day approval is received; and

               (c) the Chief Compliance Officer or his designee has not rescinded such approval prior to execution of the transaction.

2. Security Transactions Requiring Preclearance

            An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of the following securities except as provided in the above preclearance procedures:

               (a) any registered investment company or other investment company affiliated with the Adviser or affiliated with any entity controlled by or under common control with the Adviser;

               (b) any securities issued by the Adviser, its affiliates, or its Advisory Clients;

               (c)   any corporate bonds;

               (d)   any municipal bonds;

               (e) any mortgage-backed securities (including commercial mortgage-backed securities);

               (f)   any equity securities;

               (g)   any private placements;


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               (h)   any initial public offerings (other than Mortgage REITS);

               (i)   any option trades; and

               (j)   any Exchange Traded Fund (ETF).

3. Reporting

               (a) Coverage: Each Access Person shall file with the Chief Compliance Officer confidential quarterly reports containing the information required in Section D.6 of this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

               (b) Filings: Every report shall be made no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                     (i) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares, and the principal amount of each security involved;

                     (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                     (iii)  the price at which the transaction was effected;

                     (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                     (v)    the date the Access Person submits the report.

               (c) Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.


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               (d)   Confirmations: All Access Persons shall direct their
                     brokers to supply the Adviser's Chief Compliance Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.

4. Review

            In reviewing transactions, the Chief Compliance Officer shall take into account the exemptions allowed under Section C.4. Before making a determination that a violation has been committed by an Access Person, the Chief Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

5. Disclosure of Personal Holdings-Initial and Annual Holdings Report

            All Access Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis. The initial holdings report must be submitted no later than 10 days after the person becomes an Access Person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. The annual holdings report must be submitted no later than 10 business days after the end of the first calendar quarter, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

            The initial and annual personal holdings report shall contain the following information:

               (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and the principal amount of each security involved;

               (b) the name of the broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

               (c)   the date the access person submits the report.

6. Certification of Compliance

            Each Access Person is required to certify quarterly that he or she has read and understood the Adviser's Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify quarterly that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.


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E. GIFTS AND ENTERTAINMENT

1. Gifts

            No Advisory Person may receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Advisory Clients that poses a potential conflict of interest. No Advisory Persons may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the Advisory Clients that poses a potential conflict of interest without pre-approval by the Chief Compliance Officer.

            Notwithstanding the above, any gift provided to a government official (including a foreign official), candidate for elected office, or a union and their representatives, officers or employees must be pre-approved by the Chief Compliance Officer, even if such gift is de minimis in value.

            A government official is defined as someone who holds an office in an organization or government and participates in the exercise of authority including, but not limited to, governors, state legislators, state, county, city or municipal board members of a pension fund, county clerks, judges, or member of a state, county, city or municipal executive, legislative or judicial branch of government. A union, which includes Taft-Hartley Plans, is defined as an organization of workers joined to protect their common interests and improve their working conditions. If an Advisory Person is not sure if an individual is a government official, candidate or union representative, officer or employee, he or she should contact the Chief Compliance Officer.

2. Entertainment

            No Advisory Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the Adviser. Reasonable and conventional business courtesies, such as joining a client or vendor in attending sporting events, golf outings or concerts, provided that such activities involve no more than the customary amenities.

            Notwithstanding the above, any entertainment provided to a government official (as defined above), candidate for elected office, or a union and their representatives, officers or employees must be pre-approved by the Chief Compliance Officer or his designee, even if such entertainment is de minimis in value.


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F. SERVICE AS A DIRECTOR AND EXTERNAL BUSINESS ACTIVITIES

               1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of the Adviser, based upon a determination that such board service would be consistent with the interests of the Adviser and its investors.

               2. If board service of an Advisory Person is authorized by the Board of Directors of the Adviser such Advisory Person shall be isolated from the investment making decisions of the Adviser with respect to the company of which he is a director.

               3. Access Persons must seek the approval of their supervisor and the Chief Compliance Officer to engage in business activities outside of his or her employment at the Advisor. Access Persons will need to provide information about: (i) the nature of the outside business activities; (ii) the name of the organization; (iii) any compensation; and (iv) the time demands of the activities.

G. REVIEW BY THE BOARD OF DIRECTORS

               At least annually, the Chief Compliance Officer shall report to the Board of Directors regarding:

               1. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

               2. Any recommended changes to the Adviser's Code or procedures; and

               3. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

H. INTERNAL REPORTING OF VIOLATIONS

      All Advisory Persons must report matters involving violations of this Code promptly to the CCO. You can report a violation on a confidential or anonymous basis. The Advisor does not permit retaliation against Advisory Persons for reports submitted in good faith. Reports of violations will be investigated and appropriate actions will be taken by the CCO.


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I. SANCTIONS

1. Sanctions for Violations by Access Persons

            Access Persons are required to comply with the policies and procedures outlined in the Code and any other applicable federal securities laws.

            Any violation of this Code shall be subject to the imposition of such sanctions by the Chief Compliance Officer as the Chief Compliance Officer deems appropriate under the circumstances to achieve the purposes of this Code, provided, however, if the sanctions include suspension or termination of employment, such suspension or termination must be approved by the Board of Directors.

            Such sanctions may include, but will not necessarily be limited to, one or more of the following: a letter of censure; restitution of an amount equal to the difference between the price paid or received by the affected Advisory Client(s) and the more advantageous price paid or received by the offending person; the suspension or termination of personal trading privileges; or the suspension or termination of employment.

J. MISCELLANEOUS

1. Access Persons

            The Chief Compliance Officer will identify all Access Persons who are under a duty to make reports to the Adviser and will inform such persons of such duty. Any failure by the Chief Compliance Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

2. Records

            The Adviser's Compliance Administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the Investment Company Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

               (a) a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

               (b) a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;


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               (c)   a copy of each report made pursuant to this Code shall be
                     preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

               (d) a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

            In addition, the Adviser's Compliance Administrator shall maintain the following records in accordance with Rule 17j-1(f) of the Investment Company Act:

               (a) a copy of any written report required under Rule l7j-1(c)(2)(ii) that: (i) describes any issues arising under the Code since the last report to the board of directors of an investment company, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the materials violations, which shall be maintained for a period of not less than five years following the end of the fiscal year in which it is made, the first two years in an easily accessible place;

               (b) a copy of any certificate required under Rule l7j-1(c )(2)(ii) stating that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code, which shall be maintained for a period of not less than five years following the end of the fiscal year in which it is made, the first two years in an easily accessible place;

               (c) a record of any decision and the reasons supporting the decision to approve the acquisition by Access Persons of securities offered in initial public offerings and limited offerings for not less than five years following the end of the fiscal year in which the approval is granted.

3. Distribution of the Code and Acknowledgment of Receipt

            The Adviser will provide all Access Persons with a copy of the Code and any amendments and will obtain written acknowledgments of their receipt of the Code and any amendments.

4. Confidentiality

            All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

5. Interpretation of Provisions

            The Board of Directors of the Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.


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6. Short-Term Employees

            Temporary employees, consultants and interns hired for a period of less than three months must abide by the Code except for the reporting requirements under Section D.6. Each such temporary personnel shall receive initial training in the Code, access to the Adviser's electronic compliance manual and a copy of the Code and the current restricted securities list. He or she is then required to sign a certification acknowledging that he or she has read and understood Adviser's compliance policies and procedures including the Code. Each such temporary personnel also must report any personal brokerage trading accounts and pre-clear any transactions as required by the Code. At the end of their tenure with the firm, each such temporary personnel is required to complete an exit certification attesting to his or her compliance with our Code and Insider Trading policies and procedures during his or her course of employment. All records are kept on file by the Compliance Department.

7. Review Process

            An Advisory Person may request review by the Chief Compliance Officer of a decision or determination made by the Chief Compliance Officer or Board of Directors pursuant to this Code. The Chief Compliance Officer or the Board of Directors may elect to consider or reject the request for review.


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                           WRAPPER TO CODE OF ETHICS

The Funds hereby adopt as their own the annexed Code of Ethics (the "Code") of their investment adviser, Brookfield Investment Management Inc. (the "Adviser") and its affiliated companies, with the following changes:

1. Definitions

               (a) "Access Person" means any Advisory Person of the Fund. All of a Fund's directors, officers and general partners are presumed to be Access Persons of the Fund.

               (b) "Advisory Person" means (i) any director, officer, general partner or employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (as defined below) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

               (c) "Access Persons" under the Wrapper shall not include any individual who is required to file reports under the attached Code of Ethics for the Adviser and its affiliated companies.

               (d) Any director/trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 ("disinterested director") shall not be deemed to be an "Access Person" as that term is used in the Code.

               (e) "Covered Securities" means a security as defined in section 2(a)(9) of the Investment Company Act of 1940, except that it does not include (i) direct obligations of the Government of the United States; Banker's acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end funds.

               (f) The "Compliance Officer" for purposes of the Wrapper shall be the person designated by the Fund's Board of Directors/Trustees to monitor the overall compliance with the Wrapper.

2. Reporting Requirements for Disinterested  Directors

               (a) A disinterested director of the Fund need only report a transaction in a Covered Security in a quarterly transaction report if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that, during the 15 day period immediately before or after the date of the transaction by the director, such Covered Security was purchased or sold by the Fund or was being considered by the Fund or the Adviser for purchase or sale by the Fund. The form of quarterly transaction report is set forth on Exhibit A. A disinterested director need not report any transactions effected for Covered Securities held in any account over which the person has no direct or indirect influence or control. Disinterested directors are not subject to the requirements relating to Initial or Annual Holdings Reports or any of the other requirements set forth in Section 1.D.3 and 1.D.5 of the Code, except for the quarterly transaction reports described above. Disinterested directors should complete and return a quarterly transaction even when there are no transactions to report.

               (b) Each disinterested director is required to report any purchases or sales of shares of the Fund for the relevant reporting quarter on the form of quarterly transaction report set forth on Exhibit A.

               (c) The Compliance Officer or his designee will identify all "Access Persons" who are under a duty to make reports under the Fund's Code and will inform these persons of such duty.

3. Pre-clearance Requirements for Disinterested Directors

                  Each disinterested director of the Fund who maintains a brokerage account on behalf of himself, or a member of his immediate family/household, is required to pre-clear personal securities transactions as set forth in Sections I.D.1 and I.D.2 of the Code; provided, however, that such disinterested directors are not subject to the quarterly reporting requirements of Section I.D.3, and are not required to pre-clear the personal securities transactions enumerated in
                  Section I.D.2, except for Section I.D.2. (a) and (b) with respect to closed-end investment companies managed by the Adviser or any of its affiliated companies.

4. Administration of the Code of Ethics

               (a) General Rule

                  The Fund must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

               (b) Written Report to Board of Directors

                  No less frequently than annually, the Fund must furnish to its board of directors, and the board of directors must consider, a written report that:

                      (i) Describes any issues arising under the Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                     (ii) Certifies that the Fund has adopted procedures reasonably necessary to prevent access persons from violating the Code.

               (c) Sanctions

                  A sanction, if any, to be imposed on a disinterested director may be imposed not by the Adviser but rather by a majority of the other, uninvolved directors of the Fund.

                  QUARTERLY REPORT OF SECURITIES TRANSACTIONS

For the quarter ended ______________________________

[ ] I have securities transactions to report for the quarter and they are listed as follows (to report additional transactions, please attach additional pages, as needed). This report will not be construed as an admission that I have any direct or indirect beneficial ownership in the Covered Securities or in shares of the Fund to which this report relates.


-------------- ------------- ------------- ------------------- ------------ ------------ ------------ ------------
                                           INTEREST                                                   NAME OF
               SHARES/                     RATE/MATURITY DATE                                         BROKER OR
DATE           AMOUNT        SECURITY*     (IF APPLICABLE)     PRICE        BUY          SELL         BANK USED
-------------- ------------- ------------- ------------------- ------------ ------------ ------------ ------------

-------------- ------------- ------------- ------------------- ------------ ------------ ------------ ------------

-------------- ------------- ------------- ------------------- ------------ ------------ ------------ ------------

-------------- ------------- ------------- ------------------- ------------ ------------ ------------ ------------

-------------- ------------- ------------- ------------------- ------------ ------------ ------------ ------------

* Please list the full name of the security as well as the ticker symbol or CUSIP number.

            Notes

            _________________________________________________________________

            _________________________________________________________________

            _________________________________________________________________

Directions:

               1. Include all transactions during the calendar quarter set forth above in "Covered Securities" and in shares of the Fund in which you (or a member of your immediate family household) has "Beneficial Ownership," as such terms are defined in the Code.

               2. Report all transactions for all accounts except with respect to accounts over which you have no direct or indirect influence or control. You are also not required to report transactions effected pursuant to an "Automatic Investment Plan" as defined in the Code.

               3. A report on this form is required within 30 calendar days after the end of each quarter.


____________________________________      _________________________________
Name (Please Print)                       Signature


Date Submitted: ______________________